UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K/A

Amendment No. 1

To Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):

July 31, 2013

___________________

AETRIUM incORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 1, 2013, Aetrium Incorporated (“Aetrium”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Form 8-K”) reporting under Item 2.01 Aetrium’s sale of assets related to its reliability test equipment business (the “Transferred Business”) to Cascade Microtech, Inc. (“Cascade”) pursuant to an Asset Purchase Agreement dated July 31, 2013 (the “Asset Purchase Agreement”). The Asset Purchase Agreement was included as an exhibit to the Initial Form 8-K. The Initial Form 8-K is hereby amended to include the pro forma financial information required by Item 9.01(b) relating to Aetrium’s sale of assets.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Aetrium Incorporated

Report Regarding Pro Forma

Condensed Financial Statements

(Unaudited)

The Asset Purchase Agreement executed on July 31, 2013 provided for the following:

●     Cash purchase price as follows:

o	$1,910,000 paid on July 31, 2013 (included a $160,000 working capital adjustment).

o

$1,000,000 contingent earn-out payment. If net revenues related to the Transferred Business exceed $2,250,000 for the nine months ended April 30, 2014, Aetrium is due to receive two-thirds of every revenue dollar over that amount, up to the full $1,000,000 earn-out.

o

$500,000 holdback amount to secure certain of Aetrium’s obligations related to representations, warranties and covenants; $300,000 of the holdback amount is payable twelve months after the closing and $200,000 is payable eighteen months after the closing, subject to indemnity claims by Cascade.

●	Aetrium transferred accounts receivables, inventories, equipment, intellectual property, and certain other assets associated with the Transferred Business to Cascade.

●	Cascade assumed certain liabilities related to the Transferred Business, including accounts payable, accrued expenses and product support and warranty obligations.

●

Cascade and Aetrium executed a sublease and transition services agreement providing for Cascade to continue to operate the Transferred Business in approximately 9,000 square feet within Aetrium’s facility in North St. Paul, MN and for Aetrium to provide certain administrative services to Cascade. The sublease provides for monthly rental payments of $14,500 and an initial nine-month term from August 1, 2013 through April 30, 2014, after which Cascade may continue to sublease the space on a month-to-month basis.

●	Eleven of Aetrium employees that were associated with the Transferred Business were hired by Cascade.

The accompanying unaudited pro forma condensed balance sheet gives effect to the business disposition as if it had occurred on March 31, 2013, including the sale of related assets and the transfer of related liabilities to Cascade. The unaudited pro forma condensed statements of operations for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012 and 2011 present results of operations as if the business disposition had occurred on January 1, 2011. The pro forma condensed statements of operations do not include an estimated gain on the sale of the net assets of the Transferred Business. We expect to recognize such gain in our quarter ended September 30, 2013.

Pro forma adjustments include the following:

1.

The pro forma condensed balance sheet as of March 31, 2013 includes adjustments reflecting the sale of assets to and the assumption of liabilities by Cascade as of March 31, 2013 pursuant to the Asset Purchase Agreement and an estimated gain of $0.8 million associated with the sale of such net assets. The pro forma balance sheet does not include any amount of the potential $1,000,000 earn-out portion of the purchase price.

2.

The pro forma statements of operations include adjustments which reflect (1) the elimination of revenues and costs associated with the Transferred Business and (2) additional interest income related to the cash consideration provided for in the sale transaction.

The pro forma adjustments are based upon historical information. The unaudited pro forma condensed financial data presented herein are not necessarily indicative of the results Aetrium would have obtained had such events occurred at the dates indicated above or of our future results.

Aetrium Incorporated

Pro Forma Condensed Balance Sheet

March 31, 2013

(Unaudited)

(in thousands)

ASSETS

	As Historically Reported	Pro Forma Adjustments (Note 1)		Pro Forma

Current Assets:
Cash and cash equivalents	$1,732	$1,610	(1A)	$3,342
Accounts receivable, net	1,033	(723)	(1B)	310
Inventories, current	2,518	(939)	(1B)	1,579
Other current assets	169	300	(1A)	469
Total current assets	5,452	248		5,700

Property and equipment, net	149	(27)	(1B)	122

Receivable, noncurrent	-	200	(1A)	200
Inventories, noncurrent	1,810	-		1,810
Other assets	55	-		55

Total assets	$7,466	$421		$7,887

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Capitalized lease obligation, current portion	$30	$-		$30
Trade accounts payable	790	(260)	(1C)	530
Accrued compensation	237	-		237
Other accrued liabilities	382	(103)	(1C)	279
Total current liabilities	1,439	(363)		1,076

Capitalized lease obligation	27	-		27
Noncurrent accrued liabilities	70	-		70

Shareholders' equity:
Common stock	11	-		11
Additional paid-in capital	65,776	-		65,776
Accumulated deficit	(59,857)	784	(1D)	(59,073)
Total shareholders' equity	5,930	784		6,714

Total liabilities and shareholders' equity	$7,466	$421		$7,887

See accompanying notes to pro forma condensed financial statements.

Aetrium Incorporated

Pro Forma Condensed Statement of Operations

Three Months Ended March 31, 2013

(Unaudited)

(in thousands, except per share data)

	As Historically Reported	Pro Forma Adjustments (Note 2)		Pro Forma

Net sales	$1,287	$(729)	(2A)	$558
Cost of goods sold	561	(247)	(2A)	314
Gross profit	726	(482)		244

Operating expenses:
Selling, general and administrative	1,217	(232)	(2A)	985
Research and development	300	(170)	(2A)	130
Total operating expenses	1,517	(402)		1,115

Operating loss	(791)	(80)		(871)
Interest income	1	1	(2B)	2
Interest expense	(2)	-		(2)
Loss before income taxes	(792)	(79)		(871)
Income tax expense	-	-		-
Net loss	$(792)	$(79)		$(871)

Loss per share – basic and diluted	$(0.07)			$(0.08)

Weighted average common shares outstanding	10,781			10,781

See accompanying notes to pro forma condensed financial statements.

Aetrium Incorporated

Pro Forma Condensed Statement of Operations

Three Months Ended March 31, 2012

(Unaudited)

(in thousands, except per share data)

	As Historically Reported	Pro Forma Adjustments (Note 2)		Pro Forma

Net sales	$1,890	$(1,071)	(2A)	$819
Cost of goods sold	969	(346)	(2A)	623
Gross profit	921	(725)		196

Operating expenses:
Selling, general and administrative	1,117	(264)	(2A)	853
Research and development	429	(115)	(2A)	314
Total operating expenses	1,546	(379)		1,167

Operating loss	(625)	(346)		(971)
Interest income	3	1	(2B)	4
Interest expense	(1)	-		(1)
Loss before income taxes	(623)	(345)		(968)
Income tax expense	-	-		-
Net loss	$(623)	$(345)		$(968)

Loss per share – basic and diluted	$(0.06)			$(0.09)

Weighted average common shares outstanding	10,781			10,781

Aetrium Incorporated

Pro Forma Condensed Statement of Operations

Year Ended December 31, 2012

(Unaudited)

(in thousands, except per share data)

	As Historically Reported	Pro Forma Adjustments (Note 2)		Pro Forma

Net sales	$6,241	$(3,645)	(2A)	$2,596
Cost of goods sold	6,162	(1,368)	(2A)	4,794
Gross profit (loss)	79	(2,277)		(2,198)

Operating expenses:
Selling, general and administrative	4,811	(931)	(2A)	3,880
Research and development	1,382	(510)	(2A)	872
Total operating expenses	6,193	(1,441)		4,752

Operating loss	(6,114)	(836)		(6,950)
Interest income	9	4	(2B)	13
Interest expense	(6)	-		(6)
Loss before income taxes	(6,111)	(832)		(6,943)
Income tax expense	-	-		-
Net loss	$(6,111)	$(832)		$(6,943)

Loss per share – basic and diluted	$(0.57)			$(0.64)

Weighted average common shares outstanding	10,781			10,781

See accompanying notes to pro forma condensed financial statements.

Aetrium Incorporated

Pro Forma Condensed Statement of Operations

Year Ended December 31, 2011

(Unaudited)

(in thousands, except per share data)

	As Historically Reported	Pro Forma Adjustments (Note 2)		Pro Forma

Net sales	$9,009	$(3,559)	(2A)	$5,450
Cost of goods sold	6,203	(1,480)	(2A)	4,723
Gross profit	2,806	(2,079)		727

Operating expenses:
Selling, general and administrative	5,101	(758)	(2A)	4,343
Research and development	2,487	(489)	(2A)	1,998
Total operating expenses	7,588	(1,247)		6,341

Operating loss	(4,782)	(832)		(5,614)
Interest income	34	4	(2B)	38
Interest expense	-	-		-
Loss before income taxes	(4,748)	(828)		(5,576)
Income tax expense	-	-		-
Net loss	$(4,748)	$(828)		$(5,576)

Loss per share – basic and diluted	$(0.44)			$(0.52)

Weighted average common shares outstanding	10,781			10,781

See accompanying notes to pro forma condensed financial statements

Aetrium Incorporated

Notes to Pro Forma Condensed Financial Statements

(Unaudited)

(in thousands)

NOTE 1 - PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS

The following adjustments reflect the sale of assets to and the assumption of liabilities by Cascade as of March 31, 2013 pursuant to the Asset Purchase Agreement:

(A)

Cash proceeds, including $1,910 received at the closing of the sale transaction ($1,610 net of estimated transaction costs of $300) and $500 payable subject to claims for breaches of representations, warranties and covenants ($300 and $200 payable twelve and eighteen months, respectively, after the closing of the sale transaction).

Cash and cash equivalents	$1,610
Other current assets	300
Receivable, noncurrent	200
Total	$2,110

(B)	Assets transferred to Cascade pursuant to the Asset Purchase Agreement:

Accounts receivable	$(723)
Inventories	(939)
Property and equipment	(27)
Total	$(1,689)

(C)	Liabilities assumed by Cascade pursuant to the Asset Purchase Agreement:

Trade accounts payable	$(260)
Other accrued liabilities	(103)
Total	$(363)

(D)	Adjustments to shareholders’ equity:

Estimated gain on the sale of net assets reflected in Notes 1(A), 1(B) and 1(C) above	$784

NOTE 2 - PRO FORMA CONDENSED STATEMENT OF OPERATIONS ADJUSTMENTS

The pro forma condensed statements of operations for the three months ended March 31, 2013 and 2012 and the years ended December 31, 2012 and 2011 assume that the sale of the Transferred Business occurred on January 1, 2011. The pro forma adjustments reflect the elimination of revenues and costs associated with the Transferred Business and additional interest income from cash proceeds received as consideration in the transaction.

(A)	Elimination of revenues and costs associated with the Transferred Business:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011
Net revenues	$(729)	$(1,071)	$(3,645)	$(3,559)
Cost of goods sold	(247)	(346)	(1,368)	(1,480)
Selling, general and administrative	(232)	(264)	(931)	(758)
Research and development	(170)	(115)	(510)	(489)
Total	$(80)	$(346)	$(836)	$(832)

(B)	Pro forma interest income related to cash proceeds received from the sale of the Transferred Business:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011
Interest Income	$1	$1	$4	$4

Supplementary Information:

The estimated pro forma gain on the sale of net assets of $0.8 million is not reflected in the pro forma condensed statements of operations. Such gain will be recorded in the quarter ended September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Paul H. Askegaard
Paul H. Askegaard
Treasurer

Dated: August 6, 2013